Exhibit 4.1

INDENTURE

Dated as of April 18, 2011

Between

AEP INDUSTRIES INC.,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

$200,000,000

8 1/4% Senior Notes due 2019

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section

Section 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10; 13.02
Section 311	(a)	7.11
	(b)	7.11
Section 312	(a)	2.05
	(b)	13.03
	(c)	13.03
Section 313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 13.02
	(d)	7.06
Section 314	(a)	4.11; 4.12; 13.02
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	13.04
	(d)	N.A.
	(e)	13.05
	(f)	N.A.
Section 315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01(a)
	(d)	6.05, 7.01(c)
	(e)	6.11
Section 316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.06, 6.07
	(c)	10.04
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
Section 318	(a)	13.01

N.A. means Not Applicable.

NOTE:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

NOTE:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of April 18, 2011, between AEP INDUSTRIES INC., a Delaware corporation (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a New York banking corporation, as trustee (the “Trustee”).

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 8 1/4% Senior Notes due 2019:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“144A Global Security” means a global security substantially in the form of Exhibit A bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Securities sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any Person, Indebtedness of such Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person’s becoming a Restricted Subsidiary or such acquisition, as the case may be.

“Additional Interest” shall have the meaning set forth in the Registration Rights Agreement.

“Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Securities issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar. See Section 2.03.

“Applicable Procedures” means with respect to any transfer or exchange of interests in a Global Security, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable Premium” means, with respect to any Security on any date fixed for redemption, the greater of:

(1)	1.0% of the principal amount of the Security, or

(2)	the excess of:

(a)	the present value at such date fixed for redemption of (i) the redemption price of the Security at April 15, 2014 (such redemption price being set forth in the table appearing in paragraph 5 of the Security), plus (ii) all remaining required interest payments due on the Security through April 15, 2014 (excluding accrued but unpaid interest to the date fixed for redemption), computed using a discount rate equal to the Treasury Rate as of such date fixed for redemption plus 50 basis points; over

(b)	the principal amount of the Security.

“Asset Disposition” means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares or shares of Subsidiaries of the Company that are not Domestic Subsidiaries that are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) or (ii) property or assets of the Company or any Restricted Subsidiary of the Company; provided, however, that an Asset Disposition shall not include: (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to any Wholly Owned Subsidiary, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $1.0 million, (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) the granting of any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.17, (f) any Restricted Payment or Permitted Investment permitted by Section 4.06, (g) any disposition of property or assets in the ordinary course of business or of property or assets that are obsolete, worn-out, damaged, fully depreciated or otherwise unsuitable for use in the Company’s or any Restricted Subsidiary’s business, (h) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01, (i) any disposition that constitutes a Change of Control, (j) a disposition of cash or Cash Equivalents, or (k) the good-faith surrender or waiver of contract rights, tort claims or statutory rights.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction by the Company or any Restricted Subsidiary of the Company means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

“Business Day” means a day other than a Legal Holiday.

“Capital Lease Obligations” means the obligations of the Company or any Restricted Subsidiary to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

“Cash Equivalents” means (i) United States dollars and local currency held by a Foreign Restricted Subsidiary of the Company from time to time in the ordinary course of business; (ii) marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (iii) commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s Investors Service, Inc. or “A-1” or better by Standard & Poor’s Rating Services or an equivalent rating or better by any other nationally recognized securities rating agency; (iv) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase; (v) money market funds substantially all of whose assets comprise securities of the type described in clauses (ii) through (iv) above and (vi) and (vii) below; (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (vii) readily marketable direct obligations issued by any state of the United

States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services; and (viii) solely in respect of the cash management activities of the Foreign Restricted Subsidiaries of the Company, equivalents to the investments described in clause (ii) above to the extent guaranteed by any member state of the European Union or the country in which the Foreign Restricted Subsidiary operates and equivalents of investments described in clause (iv) above issued, accepted or offered by the local office of any commercial bank organized under the laws of the jurisdiction of organization of the applicable Foreign Restricted Subsidiary which bank has combined capital, surplus and undivided profits totaling more than $500,000,000.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Cash Flow Available for Fixed Charges” of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

“Consolidated Cash Flow Ratio” of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) Consolidated Fixed Charges for such period; provided, however, that all Incurrences and repayments of Indebtedness (including the Incurrence giving rise to such calculation and any repayments in connection therewith) and all dispositions (including discontinued operations) or acquisition of assets (other than in the ordinary course of business) (including pursuant to a merger or acquisition of Capital Stock or otherwise) made during or after such period and on or prior to the date of determination shall be given pro forma effect as if they occurred on the first day of such four-quarter period, except that Indebtedness under the Senior Credit Facility shall be deemed to be the average daily balance of such Indebtedness during such four-quarter period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividends on any series of Preferred Stock and Disqualified Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any Person means for any period, without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP (including, without limitation, (i) any amortization of debt discount, (ii) the net costs under interest rate agreements, (iii) all capitalized interest, (iv) imputed interest with respect to Attributable Indebtedness and (v) the interest portion of any deferred payment obligation) and (b) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (but not loss) of any Restricted Subsidiary of such Person (other than a Guarantor) which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (b) non-cash gains and losses due solely to fluctuations in currency values, (c) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions, representing such Person’s proportionate share of such other Person’s net income for such period, actually paid in cash to such Person by such other Person during such period, (d) gains or losses (other than for purposes of calculating Consolidated Net Income under clause (3) of the first paragraph of Section 4.06) on Asset Dispositions by such Person or its Restricted Subsidiaries, (e) all extraordinary or non-recurring gains and losses determined in accordance with GAAP, (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets, (g) the cumulative effect of a change in accounting principles, (h) the effects resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, (i) any non-cash impairment charges recorded in respect of intangible assets, including goodwill, and (j) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

“Consolidated Tangible Assets” means, as of any date, all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP, less the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, all amounts that would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, as shown on the most recent balance sheet of the Company for which internal financial statements are available immediately preceding the date on which any calculation of Consolidated Total Assets is being made, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Cash Flow Ratio.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company’s stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at The Bank of New York Mellon Trust Company, N. A., 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means, with respect to the Company, one or more debt facilities, including, without limitation, the Senior Credit Facility, or commercial paper facilities with banks or other institutional lenders or investors or any federal, state or local government entity or agency or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit, notes or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors or any federal, state or local government entity or agency that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, which may include the use of derivatives, designed to protect such Person against, or to expose such Person to, fluctuations in currency values entered into in the ordinary course of business and not for the purpose of speculation.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company, on the date of issuance thereof; provided, however, that the net cash proceeds received by the Company from the issuance of such Designated Preferred Stock are excluded from the calculation set forth in clause (3) of the first paragraph of Section 4.06.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Securities. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.06.

“Domestic Subsidiary” means any Restricted Subsidiary other than a Foreign Restricted Subsidiary.

“DTC” means The Depository Trust Company or its successors.

“Equity Offering” means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act (excluding any registration statements filed on Form S-8 or any successor form).

“Euroclear” means the Euroclear System, as operated by Euroclear Bank, S.A./N.V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means the Securities issued in the Exchange Offer in accordance with Section 2.06(f).

“Existing Securities” means the 7.875% Senior Notes due 2013 issued by the Company pursuant to an Indenture between the Company and The Bank of New York, as trustee, dated March 18, 2005.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively (i) for any determination pursuant to Section 4.05 or Section 4.06 by the Board of Directors of the Company acting in good faith, which determination shall be evidenced by a resolution of such Board delivered to the Trustee, and (ii) for any other determination by an officer of the Company acting in good faith.

“Foreign Restricted Subsidiary” means (i) any Restricted Subsidiary that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code; provided that, (a) such Restricted Subsidiary’s primary operating assets are located outside the United States and (b) such Restricted Subsidiary is not subject to tax under Section 882(a) of the Internal Revenue Code in respect of a substantial trade or business within the United States, or (ii) any Restricted Subsidiary of the Company whose assets consist, directly or indirectly, solely of the capital stock of one or more Foreign Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.06.

“Global Security Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

“Government Obligations” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means the guarantee of the Securities by each Guarantor under this Indenture.

“Guarantor” means any Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture and such Subsidiary’s successors and assigns until released from their obligations under their Guarantees and this Indenture in accordance with the terms of this Indenture.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, indebtedness, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) in respect of letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) in respect of the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities, in each case, arising in the ordinary course of business which are not overdue by more than 90 days from their original due date or which are being contested in good faith); (v) in respect of Capital Lease Obligations of such Person; (vi) representing interest rate agreements or Currency Agreements of such Person; (vii) representing Attributable Indebtedness; and (viii) every type of indebtedness referred to in clauses (i) through (vii) and in the sentence immediately following this clause (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of such Person, and any Preferred Stock of a Subsidiary of such Person. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. The amount of any Indebtedness outstanding as of any date will be the accreted value thereof, in the case of any Indebtedness issued with original issue discount and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time in accordance with its terms.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“interest” means, with respect to the Securities, the sum of any cash interest and any Additional Interest on the Securities.

“Interest Payment Date” has the meaning given to such term in the Securities.

“Investment” by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person. For purposes of Section 4.06, the amount of any investment shall be the original cost of such investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such investment.

“Issue Date” means April 18, 2011, the date of original issuance of the Securities hereunder.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Legended Regulation S Global Security” means a global Security in the form of Exhibit A bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Subsidiary” means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, would constitute a “significant subsidiary” within the meaning of Article I of Regulation S-X of the Securities Act and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Subsidiaries and as to which any event described in Section 6.01(f), (g), (h) and (i) has occurred, would constitute a Material Subsidiary under clause (a) of this definition.

“Maturity Date” means, with respect to the Securities, April 15, 2019.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of: (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or any of its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP or in an escrow or similar arrangement against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve, escrow or similar arrangement is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of Section 4.05) and (v) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

“Net Investment” means the excess of (i) the aggregate amount of all Investments made in any Unrestricted Subsidiary or joint venture by the Company or any Restricted

Subsidiary on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary) over (ii) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such payments or distributions shall not be (and have not been) included in clause (3) of the first paragraph of Section 4.06; provided further that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the amounts referred to in clause (ii) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary or joint venture.

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

(6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased); and

(12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, complying with Sections 13.04 and 13.05.

“Opinion of Counsel” means an opinion that is reasonably acceptable to the Trustee from legal counsel that meets the requirements of this Indenture.

“Pari Passu Indebtedness” means Indebtedness of the Company ranked pari passu in right of payment with the Securities.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Holder” means J. Brendan Barba, his spouse, his lineal descendants, their spouses and trusts for the exclusive benefit of any of the foregoing persons.

“Permitted Investments” means: (i) Investments in Cash Equivalents; (ii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any Restricted Subsidiary; (iii) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (iv) any acquisition of the Capital Stock of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary; (v) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (vi) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (vii) any interest rate agreements or Currency Agreements with an unaffiliated Person otherwise permitted by clause (iv) or (v) of Section 4.04; (viii) Investments received as consideration for an Asset Disposition in compliance with Section 4.05; (ix) loans or advances to employees of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $1.5 million at any one time outstanding; (x) any Investment in the Company or any Restricted Subsidiary; (xi) any Investment existing on the Issue Date and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); (xii) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xii) that at the time outstanding, not to exceed the greater of $15.0 million and 4.0% of Consolidated Total Assets; (xiii) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; and (xiv) Investments the payment for which consists of Capital Stock of the Company (exclusive of Disqualified Stock); provided, however, that the issuance of such Capital Stock is not included in the calculation set forth in clause (3) of the first paragraph of Section 4.06.

“Person” means any individual, corporation, limited or general partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property (real or personal), including equipment; provided, however, that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost, as applicable, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified under Rule 144A under the Securities Act.

“Qualified Stock” means any Capital Stock of the Company other than Disqualified Stock.

“Refinance” means refinance, renew, extend, replace or refund; and “Refinancing” and “Refinanced” have correlative meanings.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Legended Regulation S Global Security or an Unlegended Regulation S Global Security, as appropriate.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 8 1/4% Senior Notes due 2019 issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Senior Credit Facility” means the Amended and Restated Loan and Security Agreement, dated as of October 30, 2008, as amended, among the Company and Wells Fargo Bank, N.A., successor to Wachovia Bank, National Association, as the initial lender and as agent for the financial institutions that are from time to time lenders thereunder, including any deferrals, renewals, extensions, replacements, Refinancings or refundings thereof, or amendments, restatements, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lender, creditors, investors, or group of creditors or investors or comprised of one or more facilities, indentures or agreements and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Similar Business” means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the business of the Company and the Restricted Subsidiaries on the Issue Date.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor (whether outstanding on the date hereof or hereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of this Indenture, except as provided in Section 10.03.

“Treasury Rate” means, as of any date fixed for redemption, the yield to maturity as of such date fixed for redemption of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date fixed for redemption to April 15, 2014; provided, however, that if the period from the date fixed for redemption to April 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date fixed for redemption to April 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, treasurer or assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unlegended Regulation S Global Security” means a permanent global Security in the form of Exhibit A bearing the Global Security Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means one or more Global Securities that do not and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (i) AEP Industries Finance Inc., (ii) any other Subsidiary of the Company that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions. The Board of Directors of the Company shall not designate any Subsidiary of the Company to be an Unrestricted Subsidiary (a) unless such designation is made in accordance with Section 4.06 and (b) if, after such designation, (i) the Company or any other Restricted Subsidiary (x) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or contingently liable for any Indebtedness of such Subsidiary, (ii) a default with respect to any Indebtedness of such Subsidiary (including the exercise of any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (iii) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (a) no Default shall have occurred and be continuing and (b) all Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if Incurred at such time, be permitted to be Incurred under this Indenture.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
Authentication Order	2.02
Bankruptcy Law	6.01
Change of Control	4.14
Change of Control Offer	4.14
Custodian	6.01
Event of Default	6.01
Funding Guarantor	11.05
Net Proceeds Utilization Date	4.05
offshore transaction	2.06
Paying Agent	2.03
Registrar	2.03
Required Filing Dates	4.12
Restricted Payment	4.06
Surviving Entity	5.01
Unutilized Net Available Proceeds	4.05

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Securities.

“indenture security holder” means a Holder or Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect as of the Issue Date, and any other reference in this indenture to “generally accepted accounting principles” refers to GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) Section and Article references are to sections and articles of this Indenture;

(6) provisions apply to successive events and transactions; and

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Form and Dating.

(a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture.

(c) Regulation S Global Securities. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for DTC in The City of New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Security may be exchanged for beneficial interests in Unlegended Regulation S Global Securities pursuant to Section 2.06 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Securities, the Trustee shall cancel the Legended Regulation S Global Security. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “The Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions” and “Customer Handbook” published by Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by Participants through Euroclear or Clearstream.

SECTION 2.02. Execution and Authentication.

At least one Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Securities under this Indenture, including Exchange Securities. The Securities issued on the Issue Date and any Additional Securities subsequently issued shall be treated as a single class for all purposes under this Indenture.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Securities for original issue in an aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar. None of the Company, its Subsidiaries or any of their Affiliates may act as Paying Agent.

The Company initially appoints DTC to act as Depositary with respect to the Global Securities.

SECTION 2.04. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities shall be exchanged by the Company for Definitive Securities if (i) DTC (A) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities and the Company fails to appoint a successor Depositary within 90 days after receiving such notice or (B) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities; provided that in no event shall the Legended Regulation S Global Security be exchanged by the Company for Definitive Securities other than in accordance with Section 2.06(c)(ii); or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Securities. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Security other than in accordance with Section 2.06(c)(ii). Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this

Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Securities pursuant to Section 2.06(i).

(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in a distribution of the Exchange Securities to be issued in the Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form and substance reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B)

above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Legended Regulation S Global Security to Definitive Securities. A beneficial interest in the Legended Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form and substance reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

(ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form and substance reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this Section 2.06(d) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (3) it is acquiring the Exchange Securities in its ordinary course of business;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an opinion of counsel in form and substance reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Company, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (z) they are acquiring the Exchange Securities in their ordinary course of business and (ii) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Securities so accepted Unrestricted Global Securities in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUE HEREOF ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. AS USED HEREIN, THE TERMS “UNITED STATES,” “OFFSHORE TRANSACTION,” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE OF DTC, OR BY ANY SUCH NOMINEE OF DTC, OR BY DTC TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE.”

(h) Regulation S Global Security Legend. The Regulation S Global Security shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(i) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.05, 4.14 and 10.05).

(iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange a Security tendered and not withdrawn in connection with an Offer to Purchase.

(vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02.

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile with originals to follow by mail.

SECTION 2.07. Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, the Holder shall provide an indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.

Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds on a redemption date or Maturity Date money sufficient to pay the principal of and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary or any of their respective Affiliates shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

The Trustee may require an Officers’ Certificate listing securities owned by the Company, any Subsidiary or any of their respective Affiliates.

SECTION 2.10. Temporary Securities.

Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace, reissue or resell Securities which the Company has redeemed, paid, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record-retention requirements of the Exchange Act) may, but shall not be required to, dispose of such canceled Securities.

SECTION 2.12. Defaulted Interest.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 30 days before such special record date, the Company shall mail to each Securityholder and to the Trustee a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP or ISIN Number.

The Company in issuing the Securities may use a “CUSIP” or “ISIN” number, and if so, such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number.

SECTION 2.14. Payments of Interest.

(a) The Holder of a Definitive Security at the close of business on the regular record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Security subsequent to the regular record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.12; and in the event of an exchange of a Definitive Security for a beneficial interest in any Global Security subsequent to a regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of the interest payable on such payment date with respect to any such Definitive Security shall be made to the Person in whose name such Definitive Security was registered on such record date. Payments of interest on the Global Securities will be made on each Interest Payment Date to the Holder of the Global Security on the record date with respect thereto; provided, however, that, in the event of an exchange of all or a portion of a Global Security for a Definitive Security subsequent to the regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.12, any payment of interest payable on such Interest Payment Date or other payment date with respect to the Definitive Security shall be made to the Holder of the Global Security as of the applicable record date.

(b) Subject to Section 4.01, interest shall be paid to DTC, with respect to any Global Security held by DTC, on the applicable Interest Payment Date in accordance with instructions received from DTC at least five Business Days before the applicable Interest Payment Date.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

The Company shall give the notice provided for in this Section 3.01 at least 15 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before the redemption date, together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities to Be Redeemed.

If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $2,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the CUSIP number (subject to Section 2.13);

(4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

(7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

At the Company’s request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company’s name and at the Company’s expense; provided that the Company has provided the information required to be in such notice by this Section 3.03 to the Trustee at least five (5) days prior to the date on which such notice of redemption is to be given.

SECTION 3.04. Effect of Notice of Redemption.

Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.05. Deposit of Redemption Price.

Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Securities.

The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the principal Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. Limitation on Transactions with Affiliates.

The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction with any of their respective Affiliates (other than the Company or a Wholly Owned Subsidiary), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, unless the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis with a Person that is not such an Affiliate; provided, however, that (x) in any transaction involving aggregate consideration in excess of $5.0 million, the Company shall deliver an Officers’ Certificate to the Trustee stating that a majority of the disinterested directors of the Board of Directors of the Company have determined, in their good faith judgment, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties and (y), if the aggregate consideration is in excess of $25.0 million, the Company shall obtain, prior to the consummation of the transaction, a letter from a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties. The provisions of this covenant shall not apply to: (i) transactions permitted by the provisions of Section 4.06 and Permitted Investments; (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company and the Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company; (iii) loans or advances to employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith; (iv) transactions made in accordance with agreements in existence on the Issue Date (including pursuant to any amendment thereto; provided, however, that any such amendment is not more disadvantageous to the Holders in any material respect), as determined by the Board of Directors of the Company in good faith; (v) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which, in the reasonable determination of a majority of the members of the Board of Directors of the Company or the senior management thereof, are fair to the Company or its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (vi) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute a transaction with an Affiliate solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (vii) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis between unaffiliated parties; and (viii) the issuance or sale of any Qualified Stock of the Company.

SECTION 4.04. Limitation on Incurrence of Indebtedness.

The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except:

(i) Indebtedness of the Company or any Guarantor, if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or internal annual financial statements are available next preceding the Incurrence of such Indebtedness would be greater than 2.0 to 1.0;

(ii) Indebtedness (a) of the Company and any Guarantor Incurred under the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $175.0 million and (b) of Foreign Restricted Subsidiaries Incurred under working capital or term loan facilities in an aggregate principal amount at any time outstanding not to exceed $25.0 million; provided, however, that the Indebtedness is Incurred, denominated and payable in United States dollars or, in the case of a Foreign Restricted Subsidiary, the local currencies of the jurisdictions of the operations of the Foreign Restricted Subsidiary Incurring such Indebtedness, less, in each case, the amount of any prepayments actually made after the Issue Date with respect to such Indebtedness with the Net Available Proceeds of any Asset Dispositions (to the extent, in the case of a revolving credit facility, accompanied by a permanent commitment reduction thereunder);

(iii) Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that upon either (I) the transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or a Restricted Subsidiary or (II) the issuance (other than directors’ qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, the exception provided by this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

(iv) Indebtedness of the Company or any Restricted Subsidiary under any interest rate agreement to the extent entered into to protect the Company or such Restricted Subsidiary from fluctuations in interest rates on any other Indebtedness permitted under this Indenture (including the Securities); provided, however, that the notional amount of such interest rate agreement does not exceed the principal amount of the Indebtedness to which such interest rate agreement relates;

(v) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements;

(vi) Indebtedness Incurred to Refinance any Indebtedness outstanding on the Issue Date, other than Indebtedness permitted pursuant to clause (ii) of this Section 4.04 above, any Indebtedness Incurred under the prior clause (i) of this Section 4.04 above or this clause (vi) or the Securities and any related Guarantee; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accreted value, if less) of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being Refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such Refinancing by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith and (II) (A) in the case of any Refinancing of Indebtedness that is pari passu with the Securities, such Refinancing Indebtedness is made pari passu with or subordinate in right of payment to the Securities, and, in the case of any Refinancing of Indebtedness that is subordinate in right of payment to the Securities, such Refinancing Indebtedness is subordinate in right of payment to the Securities on terms no less favorable to the Holders than those contained in the Indebtedness being Refinanced, (B) in either case, the Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, has a final maturity date no earlier than the final maturity date of the Indebtedness being Refinanced, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being Refinanced and does not require redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.14 or a redemption or other retirement at the option of the holder of such Indebtedness which is conditioned on the sale of assets by the Company pursuant to provisions substantially similar to those contained in Section 4.05 and (C) any Indebtedness Incurred to Refinance any Indebtedness is Incurred by the obligor on the Indebtedness being Refinanced or by the Company;

(vii) Indebtedness of the Company under the Securities and any related Guarantee and the Exchange Securities and any related Guarantee to be issued therefor pursuant to the Registration Rights Agreement in each case excluding any Additional Securities and any related Guarantee;

(viii) Indebtedness of the Company not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) of this Section 4.04 above or clauses (ix) through (xv) of this Section 4.04 below which, together with any other outstanding Indebtedness Incurred pursuant to this clause (viii), has an aggregate principal amount not in excess of the greater of $20.0 million and 5.0% of Consolidated Total Assets at any time outstanding;

(ix) Indebtedness outstanding on the Issue Date other than Indebtedness permitted pursuant to clause (ii) of this Section 4.04 above;

(x) Purchase Money Indebtedness, Attributable Indebtedness and Capital Lease Obligations in an aggregate amount not to exceed the greater of $35.0 million and 10.0% of Consolidated Total Assets at any one time outstanding;

(xi) Acquired Indebtedness of the Company or any Guarantor if, immediately after giving effect to the Incurrence of such Indebtedness, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or internal annual financial statements are available next preceding the Incurrence of such Indebtedness would be greater than (A) 2.0 to 1.0 or (B) the Consolidated Cash Flow Ratio of the Company immediately prior to such Incurrence;

(xii) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(xiii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or the Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or the Capital Stock of a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(xiv) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that upon the drawing of any such bond such obligation is reimbursed within 30 days of such drawing and provided further, however, in each case such obligations are not for borrowed money; and

(xv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five days of its Incurrence.

For purposes of determining compliance with this Section 4.04, guarantees of, or obligations in respect of letters of credit relating to, Indebtedness, which is otherwise included in the determination of a particular amount of Indebtedness, shall not be included.

In addition, for purposes of determining compliance with this Section 4.04, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (xv) of this Section 4.04, the Company will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness (or any portion thereof) originally classified as Incurred pursuant to clauses (i) through (xv) of this Section 4.04 may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Facilities outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (ii) of this Section 4.04.

SECTION 4.05. Limitation on Certain Asset Dispositions.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Disposition, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of and (y) at least 75% of the proceeds from such Asset Disposition when received consists of either (I) cash or Cash Equivalents or (II) property or assets that are used or useful in the business of the Company or a Similar Business, or Capital Stock of any Person primarily engaged in a Similar Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary; provided, however, that the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or Restricted Subsidiary from further liability shall be deemed to be cash for the purposes of this provision.

For purposes of this Section 4.05, the following are deemed to be Cash Equivalents:

(i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent available internal balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary constituting Indebtedness (other than Subordinated Indebtedness of the Company, but including Indebtedness other than Subordinated Indebtedness secured by assets of the Company or a Restricted Subsidiary) (a) that is assumed by the transferee of any such assets and for which the Company and all

Restricted Subsidiaries have been validly released by all creditors in writing, (b) in respect of which neither the Company nor any Restricted Subsidiary following such sale has any obligation and (c) that is Pari Passu Indebtedness;

(ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition; and

(iii) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $10.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) Within 365 days after the Company’s or any Restricted Subsidiary’s receipt thereof, the Company or such Restricted Subsidiary may apply the Net Available Proceeds from such Asset Disposition to (i) repay Indebtedness secured by such assets or unsubordinated secured indebtedness and, in each case, permanently reduce any related commitment thereunder; (ii) make an investment in property, capital expenditures or assets that are used or useful in the business of the Company or a Similar Business, or Capital Stock of any Person primarily engaged in a Similar Business if, as a result of such acquisition by the Company or any Restricted Subsidiary, such Person becomes a Restricted Subsidiary or (iii) any combination of (i) and (ii) above.

(c) To the extent all or part of the Net Available Proceeds of any Asset Disposition are not applied as described in the immediately preceding paragraph within the time periods set forth therein (the “Net Proceeds Utilization Date”) (such Net Available Proceeds, the “Unutilized Net Available Proceeds”), the Company shall, within ten Business Days after such Net Proceeds Utilization Date, make an Offer to Purchase all outstanding Securities and Pari Passu Indebtedness, pro rata up to a maximum principal amount (expressed as a multiple of $1,000) of Securities and Pari Passu Indebtedness equal to such Unutilized Net Available Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Available Proceeds equal to or in excess of $15.0 million, at which time the entire amount of such Unutilized Net Available Proceeds, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph. Pending the final application of any such Net Available Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Available Proceeds in Cash Equivalents. To the extent that the aggregate amount of Securities and Pari Passu Indebtedness tendered pursuant to an Offer to Purchase is less than the Unutilized Net Available Proceeds, the Company may use any remaining proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Indebtedness surrendered by Holders thereof exceeds the amount of Unutilized Net Available Proceeds, the Trustee shall select the Securities to be purchased in the manner described in the definition of Offer to Purchase. Upon completion of any such Offer to Purchase, the amount of Unutilized Net Available Proceeds shall be reset at zero. These provisions will not apply to a transaction consummated in compliance with Article Five.

The Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-l under, the Exchange Act, in connection with each repurchase of Securities pursuant to an Offer to Purchase.

SECTION 4.06. Limitation on Restricted Payments.

The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

(i) declare or pay (without duplication) any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of Capital Stock of the Company or any Restricted Subsidiary, excluding any (x) dividends or distributions payable solely in shares of Qualified Stock or in options, warrants or other rights to acquire Qualified Stock, or (y) in the case of any Restricted Subsidiary, dividends or distributions payable to the Company or another Restricted Subsidiary,

(ii) purchase, redeem, or otherwise acquire or retire for value any shares of Capital Stock of the Company or any Restricted Subsidiary, any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares of Capital Stock, options, warrants, rights or securities that are owned by the Company or a Restricted Subsidiary),

(iii) make any Investment (other than a Permitted Investment) in, or make any payment on a guarantee of any obligation of, any Person, other than the Company or a Restricted Subsidiary, or

(iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a “Restricted Payment”)

if at the time thereof:

(1) a Default or an Event of Default shall have occurred and be continuing, or

(2) after giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.04, or

(3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made on or after the Issue Date exceeds the sum (without duplication) of: (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) for the period (treated as one accounting period)

from the beginning of the fiscal quarter during which the Issue Date occurs through the last day of the Company’s most recently ended fiscal quarter for which internal financial statements are available; plus (b) 100% of the aggregate net cash proceeds and the Fair Market Value of readily marketable securities received after the Issue Date (A) from the issuance of, or equity contribution received by the Company with respect to, shares of Qualified Stock and warrants, rights or options to purchase or acquire shares of Qualified Stock (other than from a Subsidiary of the Company) and (B) from the Incurrence of Indebtedness of the Company or any Restricted Subsidiary that has been subsequently converted into or exchanged for Qualified Stock; plus (c) without duplication of any amounts included in subclause (a) of this clause (3) above, if the designation of a Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, the proportionate interest of the Company or any Restricted Subsidiary in the Fair Market Value of any such Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of “Unrestricted Subsidiary”; provided, however, that such amount shall not in any case exceed the amount of Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary that was treated as a Restricted Payment under this Indenture; plus (d) without duplication of any amounts included in subclause (a) of this clause (3) above, in the case of the disposition or repayment of any Investment (including by way of redemption, repurchase or otherwise) constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of cash proceeds that represents the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes. For purposes of determining the amount expended for Restricted Payments under this clause (d), property other than cash shall be valued at its Fair Market Value; plus (e) any amount which previously qualified as a Restricted Payment made after the Issue Date on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

The foregoing provision will not prohibit (i) any dividend or distribution on, or consummation of any irrevocable redemption with respect to, any class of Capital Stock of the Company or any Restricted Subsidiary paid within 60 days after the date of declaration of such dividend or distribution or notice of such redemption, if at the date of such declaration or notice, the making of such dividend, distribution or redemption would have complied with the provisions of this Indenture; (ii) pro rata dividends or other pro rata distributions on, in each case, Common Stock made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Restricted Subsidiary that is an entity other than a corporation); (iii) the exchange or conversion of any Indebtedness of the Company or any Restricted Subsidiary for or into Qualified Stock; (iv) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) for cash of Qualified Stock; provided, however, that the proceeds of such sale of Qualified Stock shall not be (and have not been) included in clause (3) of the preceding paragraph; (v) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Stock; provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph; (vi) so long as no Default or Event of Default has occurred and is continuing, the redemption, repurchase or retirement of Subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the net proceeds of, (A) a substantially concurrent sale or incurrence of Subordinated Indebtedness (other than any Indebtedness owed to a Subsidiary of the Company) of the Company that is contractually subordinated in right of payment to the Securities to at least the same extent, which has a final maturity date no earlier than the final maturity date of and an Average Life no less than, in each case, the Subordinated Indebtedness being redeemed, repurchased or retired or (B) a substantially concurrent sale (other than to a Subsidiary of the Company) for cash of Qualified Stock; provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph; (vii) the making of Investments in Unrestricted Subsidiaries or joint ventures provided that the aggregate Net Investments therein shall not exceed $20.0 million at any time; (viii) the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Company held by any future, present or former employee or director of the Company or any of the Company’s Restricted Subsidiaries or the estate, heirs or legatees of, or any entity controlled by, any such employee or director, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the termination of such person’s employment for any reason (including by reason of death or disability); provided, however, that the aggregate Restricted Payments made under this clause (viii) does not exceed in any calendar year the sum of (A) $1.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year) and (B) the cash proceeds of key man life insurance policies on the life of any such person received by the Company and its Restricted Subsidiaries after the Issue Date; (ix) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with Section 4.04; (x) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents (A) a portion of the exercise price thereof or (B) withholding incurred in connection with such exercise; (xi) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that at the time of such issuance, after giving effect to such issuance on a pro forma basis, the Consolidated Cash Flow Ratio for the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such issuance would have been no less than 2.0 to 1.0; (xii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.06 (as determined in good faith by the Board of Directors); (xiii) the payment, purchase, redemption, defeasance or other acquisition or retirement of Existing Securities, together with any applicable premium with respect thereto and accrued and unpaid interest thereon; (xiv) in the event of a Change of Control, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness (or, if such Subordinated Indebtedness were issued with original issue discount, 101% of the accreted value thereof), plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; and (xv) other Restricted Payments in an aggregate amount not to exceed the greater of $20.0 million and 5.0% of Consolidated Total Assets. Each Restricted Payment described in clauses (i) (to the extent not already taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph), (ix), (xiv) and (xv) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (3) of the preceding paragraph.

For purposes of this Section, (i) an “Investment” shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company’s equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate amount of all Restricted Payments made as Investments after the Issue Date shall exclude and be reduced by an amount (proportionate to the Company’s equity interest in such Subsidiary) equal to the net worth of an Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is redesignated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary; provided, however, that such amount shall not be included in determining Consolidated Net Income for purposes of subclause (a) of clause (3) of the second preceding paragraph (in each case (i) and (ii) “net worth” is to be calculated based upon the Fair Market Value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

SECTION 4.07. Corporate Existence.

Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Subsidiaries with or into another Wholly Owned Subsidiary or another Person, if the surviving Person is a Wholly Owned Subsidiary organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.09. Notice of Defaults.

Within five days after becoming aware of any Default, if such Default is then continuing, the Company shall promptly deliver an Officers’ Certificate to the Trustee specifying the details of such Default and the action which the Company proposes to take with respect thereto.

SECTION 4.10. Maintenance of Properties.

The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries.

SECTION 4.11. Compliance Certificate.

The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default has occurred and whether or not the signers know of any Default by the Company that occurred during such fiscal year. If they do know of such a Default, the certificate shall describe all such Defaults, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending October 31, 2011.

SECTION 4.12. Provision of Financial Information.

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections or any successor provision thereto if the Company were so required. The Company shall file such documents with the Commission on or prior to the respective dates by which the Company would have been required to file such documents if the Company were a non-accelerated filer subject to Section 13(a) or 15(d) of the Exchange Act, plus any grace period provided by Rule 12b-25 under the Exchange Act (the “Required Filing Dates”). The Company shall also in any event (a) within 15 days of each Required Filing Date file with the Trustee, and promptly upon written request by a beneficial holder or prospective holder of Securities deliver to such holders or prospective holders, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any beneficial holder or prospective holder of Securities. Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports referred to in this Section 4.12 to the Trustee and the Holders if the Company has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

SECTION 4.13. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14. Change of Control.

Within 30 days following the date of the consummation of a transaction resulting in a Change of Control or at the Company’s option prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced, the Company shall commence an Offer to Purchase all outstanding Securities at a purchase price in cash equal to 101% of their principal amount plus accrued and unpaid interest to the Purchase Date (a “Change of Control Offer”); provided that the consummation of any such Offer to Purchase commenced prior to such Change of Control actually occurring shall be subject to such Change of Control occurring; provided, further, that the Company shall not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) notice of redemption has been given with respect to all of the Securities pursuant to Section 3.03 and in accordance with paragraph 5 of the Securities, unless and until there is a default in payment of the applicable redemption price. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be in an integral multiple of $1,000 principal amount. A “Change of Control” shall be deemed to have occurred upon any of the following events (whether or not otherwise permitted by this Indenture): (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; (ii) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company; or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. The Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-l under, the Exchange Act, in connection with each repurchase of Securities as a result of a Change of Control.

SECTION 4.15. Limitation on Senior Subordinated Indebtedness.

The Company will not, directly or indirectly, Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Securities to the same extent. The Company will not permit any Guarantor to Incur any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to the Guarantee of such Gurantor to the same extent.

SECTION 4.16. Limitation on Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (a) any agreement in effect on the Issue Date as any such agreement is in effect on such date, (b) the Credit Facilities, (c) any agreement relating to Capital Stock of, or any Indebtedness Incurred by, such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary; provided, however, that such encumbrance or restriction shall not apply to any property or assets of the Company or any Restricted Subsidiary other than such Restricted Subsidiary, (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or its property and assets, (e) customary provisions in joint venture agreements entered into in the ordinary course of business, (f) any agreement effecting a Refinancing or amendment of Indebtedness Incurred pursuant to any agreement referred to in clause (a) or (c) above; provided, however, that the provisions contained in such Refinancing or amendment agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company, (g) this Indenture, (h) any agreement relating to any Indebtedness of Foreign Restricted Subsidiaries permitted to be Incurred pursuant to Section 4.04; provided, however, that (A) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (B) such encumbrances or restrictions would not reasonably be expected to adversely affect the Company’s ability to make principal and interest payments on the Securities, as determined in good faith by the Board of Directors of the Company, (i) any agreement relating to any Indebtedness of a Restricted Subsidiary that is a Guarantor that is permitted to be Incurred pursuant to Section 4.04, (j) any restriction on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (k) applicable law, rule or regulation or any order or ruling by any governmental authority, (l) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary, (m) Purchase Money Indebtedness that imposes restrictions of the type referred to in clause (iii) of this covenant or (n) restrictions of the type referred to in clause (iii) of this covenant contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise incurred in accordance with Section 4.17 and restrict the transfer of property subject to such agreements.

SECTION 4.17. Limitation on Liens.

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, cause, incur or suffer to exist any Lien on or with respect to the Capital Stock or any property or assets of the Company or such Restricted Subsidiary owned on the Issue Date or thereafter created or acquired or on the income or profits thereof to secure any obligation, without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities and all other amounts due under this Indenture equally and ratably with such obligation so secured (or, in the event such Indebtedness is Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities will have with respect to such Subordinated Indebtedness) for so long as such Indebtedness shall be so secured.

The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date other than Indebtedness permitted to be Incurred under clause (ii) of Section 4.04; (ii) Liens on the assets of the Company and any Restricted Subsidiary securing Indebtedness permitted to be Incurred under clause (ii) of Section 4.04; (iii) Liens securing only the Securities and the Guarantees, if any; (iv) Liens in

favor of the Company or any Guarantor; (v) Liens to secure Purchase Money Indebtedness and Capital Lease Obligations; provided, however, that (a) such Lien does not extend to or cover any other property or assets other than such item of property and any improvements on such item and any insurance proceeds resulting from damage to or destruction of such property or improvements, and (b) the Incurrence of such Indebtedness is permitted by Section 4.04; (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not created in connection with or in anticipation or contemplation of the financing of such acquisition); (vii) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in connection with or in anticipation or contemplation thereof); (viii) Liens to secure Indebtedness Incurred to Refinance, in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(vii) of this paragraph so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such Refinancing; (ix) Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee; (x) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xii) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations; (xiii) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries; (xiv) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xv) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank; (xvi) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; (xvii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xviii) Liens on the assets of the Company and any Restricted Subsidiary securing Indebtedness permitted to be Incurred pursuant to Section 4.04 in an aggregate principal amount that does not exceed 10% of the Consolidated Tangible Assets of the Company as of the most recent quarter-end balance sheet date prior to the time of the Incurrence of Indebtedness to be secured; (xix) Liens upon specific items of inventory or other goods and proceeds therefrom of the Company or any Restricted Subsidiary securing the Company’s or any Restricted Subsidiary’s obligations in respect of banker’s acceptances issued or created for the account of the Company or any Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xx) Liens securing Currency Agreements and interest rate agreements, to the extent the Indebtedness under any such interest rate agreement is permitted by clause (iv) of Section 4.04; (xxi) Liens securing reimbursement obligations with respect to letters of credit obtained in the ordinary course of business which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xxii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods; (xxiii) Liens on the Capital Stock of Unrestricted Subsidiaries; (xxiv) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar arrangement; (xxv) Liens on securities that are subject to repurchase agreements permitted as a Permitted Investment; and (xxvi) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to applicable unearned insurance premiums.

SECTION 4.18. Subsidiary Guarantees.

The Company shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary without causing such Restricted Subsidiary to become a Guarantor. Any such Restricted Subsidiary shall (a) execute and deliver a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Securities and this Indenture on the terms set forth in this Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary (subject, in the case of enforceability, to customary bankruptcy, insolvency, fraudulent conveyance and similar exceptions); provided, however, that the foregoing shall not apply to any Foreign Restricted Subsidiary solely as a result of such Foreign Restricted Subsidiary guaranteeing Indebtedness of any other Foreign Restricted Subsidiary.

The Company may, at its option, cause any of its Subsidiaries to be a Guarantor.

SECTION 4.19. Limitation on Sale and Lease-Back Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided, however, that the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if: (i) the Company or such Restricted Subsidiary, as applicable, could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction; (ii) the gross proceeds of that Sale and Lease-Back Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Lease-Back Transaction; and (iii) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.05.

ARTICLE FIVE

MERGERS; SUCCESSOR CORPORATION

SECTION 5.01. Restriction on Mergers, Consolidations and Certain Sales of Assets.

The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the “Surviving Entity”), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Securities and under this Indenture; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis and treating any Indebtedness which becomes an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, the Company or the Surviving Entity, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 4.04; (iv) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (v) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien not excepted from the provisions of Section 4.17, the Company, the Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the Securities as required by said covenant. The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary with or into the Company or a Wholly Owned Subsidiary or the release of any Guarantor in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.05.

SECTION 5.02. Successor Corporation Substituted.

Upon the execution of a supplemental indenture by the Surviving Entity in form and substance satisfactory to the Trustee (as evidenced by the Trustee’s execution thereof) in accordance with Section 5.01, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of and shall assume all obligations of, the Company or such Subsidiary, as the case may be, under this Indenture, the Registration Rights Agreement and the Securities or the Guarantees, as the case may be, with the same effect as if such Surviving Entity had been named as the Company or such Subsidiary, as the case may be, herein and therein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Registration Rights Agreement and the Securities or the Guarantees, as the case may be.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

An “Event of Default” occurs if:

(a) the Company fails to pay principal of (or premium, if any, on) any Security when due;

(b) the Company fails to pay any interest on any Security when due, continued for 30 days;

(c) the Company defaults in the payment of principal of and interest on Securities required to be purchased pursuant to an Offer to Purchase under Section 4.05 or 4.14 hereof when due and payable;

(d) the Company fails to perform or comply with any of the provisions of Section 5.01;

(e) the Company fails to perform any other covenant or agreement of the Company under this Indenture or the Securities and such failure continues for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Securities;

(f) the Company defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Material Subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated maturity of any such Indebtedness;

(g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Material Subsidiaries (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(h) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case or proceeding,

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(3) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(4) makes a general assignment for the benefit of its creditors;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding,

(2) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property, or

(3) orders the liquidation of the Company or any Material Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

(j) any Guarantee ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

The term “Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration.

If an Event of Default (other than an Event of Default with respect to the Company specified in Section 6.01(h) or (i)) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may accelerate the maturity of all Securities; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Securities may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture. If an Event of Default specified in Section 6.01(h) or (i) with respect to the Company occurs, the outstanding Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, (i) the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in Section 6.01(a) or (b), a default arising from failure to effect an Offer to Purchase required under Section 4.14 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02 and (ii) the Holders of three-fourths of the aggregate principal amount of Securities affected thereby, on behalf of all Holders, may waive a default arising from failure to effect an Offer to Purchase required under Section 4.14. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request specified in (2) above within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Securities (excluding Affiliates of the Company) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request specified in (2) above.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

The limitations in this Section 6.06 do not apply to a suit instituted by a Holder of a Security for enforcement of payment of the principal of and premium, if any, or of interest on such Security on or after the respective due dates therefor.

SECTION 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third: to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates therefor.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of a Default:

(1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this Section 7.01.

(g) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document whether in its original or facsimile form believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f) Provided the Trustee acts in good faith, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be deemed to have notice of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian or other Person employed to act hereunder.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults.

The Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Securities, give the Holders notice of all uncured Defaults or Events of Default actually known to it; provided, however, that, except in the case of an Event of Default or a Default in payment with respect to the Securities or a Default or Event of Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors of the Trustee, the executive committee or a trust committee of directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after each July 1 beginning with the July 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such July 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

A copy of each such report at the time of its mailing to Securityholders shall be filed with the Commission, the Company and each stock exchange, if any, on which the Securities are listed in accordance with TIA Section 313(d).

The Company shall promptly notify the Trustee in writing if the Securities become listed on any securities exchange or of any delisting therefrom.

SECTION 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as shall be determined to have been caused by the Trustee’s own negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

The Company shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and of defending itself against any claim (whether asserted by any Securityholder or the Company or any other person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to their own negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee of which a Trust Officer has received written notice for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses). The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company’s expense; provided, however, that the Company’s reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To the extent permitted by the Senior Credit Facility, to secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee or any predecessor Trustee, in their capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company’s obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

The provisions of this Section 7.07 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

(3) a custodian or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT

[RESERVED]

ARTICLE NINE

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Termination of Company’s Obligations.

(a) Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Securities issued hereunder, when:

(1) either:

(A) all Securities that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to making such deposit or the granting of Liens in connection therewith) will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than an instrument to be terminated contemporaneously with or prior to the borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

(3) the Company or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the date fixed for redemption, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b) Covenant Defeasance. In addition to the provisions of Section 9.01(a), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom, terminate its substantive obligations and the substantive obligations of the Guarantors, if any, in respect of the Securities and the Guarantees (except for the Company’s obligation to pay the principal of (and premium, if any, on) and the interest on the Securities and such Guarantors’ guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities to maturity or to redemption, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations and (iii) delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

(c) Legal Defeasance. In addition to the provisions of Section 9.01(a) and (b), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom, terminate all of its substantive obligations and all of the substantive obligations of the Guarantors, if any, in respect of the Securities and the Guarantees (including the Company’s obligation to pay the principal of (and premium, if any, on) and interest on the Securities and such Guarantors’ guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Securities to maturity or to redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of this Indenture, to such effect and (iii) delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that there has been compliance with all conditions precedent provided for herein.

(d) Notwithstanding the foregoing paragraphs (b) and (c) of this Section 9.01 above, the Company’s obligations contained in Sections 2.03, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. In addition, notwithstanding the foregoing paragraph (b) of this Section 9.01, the Company’s obligations contained in Section 4.01 shall also survive until the Securities are no longer outstanding. Thereafter the Company’s obligations in Sections 7.07, 9.03 and 9.04 shall survive. After such delivery or irrevocable deposit and delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company’s and the Guarantors’ (if any) obligations under the Securities, the Guarantees and this Indenture other than those surviving obligations specified in this Section 9.01(d).

SECTION 9.02. Application of Trust Money.

The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities. The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.03. Repayment to Company.

Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon receipt by the Trustee of the Company’s written request accompanied by an Officers’ Certificate any excess money held by it at any time. The Trustee shall pay to the Company upon such request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Securityholders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04. Reinstatement.

If the Trustee is unable to apply any money or Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ (if any) obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.

The Company and the Guarantors, if any, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(1) cure any ambiguity, defect or inconsistency;

(2) provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4) make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) conform the text of this Indenture or the Securities to any provision of the section entitled “Description of the Notes” contained in the offering memorandum, dated April 7, 2011, relating to the Securities.

(6) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(7) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Section 4.18;

(8) evidence and provide for the acceptance of appointment by a successor Trustee; or

(9) provide for the issuance of Additional Securities in accordance with this Indenture;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate each stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02. With Consent of Holders.

The Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver may not:

(1) change the Stated Maturity of the principal of any Security;

(2) alter the optional redemption provisions of any Security or this Indenture in a manner adverse to the Holders of the Securities;

(3) reduce the principal amount of any Security;

(4) reduce the rate of or extend the time for payment of interest on any Security;

(5) change the place or currency of payment of principal of or interest on any Security;

(6) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections of this Indenture subject thereto) or the right of the Holders to institute suit for the enforcement of any payment on or with respect to any Security or the Guarantees, or the modification and amendment of this Indenture and the Securities (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder affected);

(7) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default;

(8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Security (except a rescission of acceleration of the Securities by the Holders as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(9) modify the ranking or priority of the Securities or the Guarantees, if any, in any manner adverse to the Holders (it being understood, for the avoidance of doubt, that any modification (including deletion) of Section 4.17 (including the definitions relating thereto) or Section 4.15 (including the definitions relating thereto) does not constitute the modification of the ranking or priority of the Securities or the Guarantees);

(10) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

(11) modify any of the provisions (including the definitions relating thereto) relating to any Offer to Purchase required under Section 4.05 or 4.14 in a manner materially adverse to the Holders of Securities with respect to any Asset Disposition that has been consummated or Change of Control that has occurred.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 10.03. Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of such Security by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in the second sentence of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

SECTION 10.05. Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee To Sign Amendments, Etc.

The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten, provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

ARTICLE ELEVEN

GUARANTEE

SECTION 11.01. Unconditional Guarantee.

Each Guarantor who becomes a party to this Indenture hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each such Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each such Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and

(y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. This Guarantee is intended to be superior to or pari passu in right of payment with the guarantee of Indebtedness made by a Guarantor that obligated such Guarantor to enter into its Guarantee, and each Guarantor’s obligations under its Guarantee is independent of any obligation of the Company or any other Guarantor. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

SECTION 11.02. Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Release of a Guarantor.

If (i) the Securities are defeased in accordance with Section 9.01(c), (ii) all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company in a transaction constituting an Asset Disposition, and, if required by this Indenture, (x) the Net Available Proceeds from such Asset Disposition are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers’ Certificate covenanting that the Net Available Proceeds from such Asset Disposition will be used in accordance with Section 4.05 and within the time limits specified by such Section 4.05, (iii) the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture, or (iv) upon the release or discharge of the guarantee or pledge which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment by such Guarantor under such guarantee or pledge, then such Guarantor shall be released and discharged from all obligations under this Article Eleven, in the case of clause (ii) above, upon such use in the case of subclause (x) or upon such delivery in the case of subclause (y), and otherwise, in accordance with this Section 11.03. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

SECTION 11.04. Limitation of Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.05. Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Guarantor’s obligations with respect to the Guarantee.

SECTION 11.06. Execution of Guarantee.

To further evidence their Guarantee to the Holders, any Guarantor required to Guarantee the Securities pursuant to Section 4.18 shall execute the endorsement of the Guarantee in substantially the form set forth in Exhibit A hereto, which endorsement shall be delivered to each Holder to be attached to each Security. Each such Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board of Directors, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be the manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.07. [Reserved].

SECTION 11.08. Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in Section 11.03, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or the jurisdiction of organization of that Guarantor and assumes all the obligations of that Guarantor under this Indenture and its Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with Section 4.05.

ARTICLE TWELVE

[RESERVED]

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02. Notices.

Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile, by overnight courier, or mailed by first-class mail addressed as follows:

if to the Company:

AEP Industries Inc.

125 Phillips Avenue

South Hackensack, NJ 07606-1546

Attention: Vice President – Treasurer

Facsimile:   (201) 807-2308

Telephone:  (201) 807-2483

with a copy to:

Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3506

Facsimile:   (313) 465-7316

Telephone:  (313) 465-7317

and a copy to:

Sal Guerrera, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile:   (917) 777-3910

Telephone:  (212) 735-3910

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th floor

Pittsburgh, PA 15259

Attention: Corporate Trust Administration

Facsimile:   (212) 815-5802/5803

Telephone:  (212) 815-5735

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when telephonic acknowledgment of receipt is obtained, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier promising next Business Day delivery.

Any notice or communication to a Holder shall be mailed, by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery, including any notice delivered in connection with TIA Sections 310(b), 313(c), 314(a) and 315(b), to him at his address as set forth on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

(2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

(3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Governing Law.

The laws of the State of New York shall govern this Indenture, the Securities and the Guarantee without regard to principles of conflicts of law.

SECTION 13.08. No Recourse Against Others.

No director, officer, employee or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture, the Guarantees or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 13.09. Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture and the Guarantee of such Guarantor shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11. Severability.

In case any provision in this Indenture, in the Securities or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Legal Holidays.

If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 13.14. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.15. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

AEP INDUSTRIES INC.

By:	/s/ James B. Rafferty
Name: James B. Rafferty
Title: Vice President, Treasurer and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Leslie Lockhart
Name: Leslie Lockhart
Title: Senior Associate

Indenture Signature Page

EXHIBIT A

FORM OF SECURITY

AEP INDUSTRIES INC.

CUSIP No.	001031 AG8 (Rule 144A)
U0079K AC2 (Regulation S)
001031 AH6 (Unrestricted)
ISIN No.	US001031AG86 (Rule 144A)
USU0079KAC28 (Regulation S)
US001031AH69 (Unrestricted)

No.	$

8 1/4% SENIOR NOTE DUE 2019

AEP INDUSTRIES INC. promises to pay to CEDE & CO. or registered assigns the principal sum of          Dollars on April 15, 2019.

Interest Payment Dates: April 15 and October 15, beginning October 15, 2011.

Record Dates: April 1 and October 1, beginning October 1, 2011.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, AEP INDUSTRIES INC. has caused this instrument to be executed by the undersigned duly authorized officer.

AEP INDUSTRIES INC.

Dated:	By:
Name:
Title:

Certificate of Authentication:

This is one of the 8 1/4% Senior Notes due 2019 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

By		Date:
Authorized Signatory

(REVERSE OF SECURITY)

AEP INDUSTRIES INC.

8 1/4% Senior Note due 2019

1.	Interest.

AEP Industries Inc., a Delaware corporation (the “Company”), promises to pay interest at the rate of 8.250% per annum on the principal amount of this Security semiannually commencing on October 15, 2011, until the principal hereof is paid or made available for payment. The Company will pay interest semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”). Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including April 18, 2011, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Security is registered at the close of business on the regular record date, which shall be the April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsidiaries may act as Registrar or co-Registrar but may not act as Paying Agent.

4.	Indenture.

This Security is one of a duly authorized issue of Securities of the Company, designated as its 8 1/4% Senior Notes due 2019 (the “Securities”), issuable under an indenture dated as of April 18, 2011 (the “Indenture”), between the Company and the Trustee. The Indenture pursuant to which the Securities are issued provides that an unlimited aggregate principal amount of Securities may be issued thereunder. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the “Act”) (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time.

Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.	Optional Redemption.

At any time prior to April 15, 2014, upon not less than 30 nor more than 60 days’ notice, at the option of the Company, the Company may redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that occurs on or prior to the date fixed for redemption).

The Securities will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after April 15, 2014, and prior to maturity, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities to be redeemed at its address appearing in the register for the Securities, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to but excluding the date fixed for redemption (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that occurs on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning April 15 of the years indicated:

Year	Percentage
2014	106.188%
2015	104.125%
2016	102.063%
2017 and thereafter	100.000%

In addition, prior to April 15, 2014, the Company may redeem up to 35% of the Securities issued under the Indenture (including any Additional Securities) with the net cash proceeds received by the Company from one or more Equity Offerings, at a redemption price equal to 108.250% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% of the aggregate principal amount of Securities issued under the Indenture (including any Additional Securities) remains outstanding immediately after any such redemption (excluding any Securities owned by the Company or any of its Affiliates). Notice of redemption described in this paragraph must be mailed to Holders of Securities not later than 60 days following the consummation of the relevant Equity Offering.

Selection of Securities for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Securities may be listed or, if the Securities are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate. Securities in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each Holder of Securities to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on Securities or portions thereof called for redemption.

The Securities will not have the benefit of any sinking fund.

6.	Offer to Purchase upon Occurrence of a Change of Control.

Within 30 days following a Change of Control, the Company will offer to purchase the Securities at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

7.	Notice of Redemption.

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $2,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.

8.	Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

9.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

10.	Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company at its request. After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

11.	Discharge Prior to Redemption or Maturity.

The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or Government Obligations sufficient for such payment or redemption.

12.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company, the Guarantors, if any, and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the rights of any Holder of Securities or to conform the text of the Indenture or this Security to any provision of the section entitled “Description of the Notes” in the offering memorandum dated April 7, 2011 relating to the Securities.

13.	Restrictive Covenants.

The Indenture restricts, among other things, the ability of the Company or any Restricted Subsidiary to permit any Liens to be imposed on their assets, to make certain Restricted Payments and Investments, to enter into certain Sale and Lease-Back Transactions, limits the Indebtedness which the Company or any Restricted Subsidiary may incur and limits the terms on which the Company may engage in certain Asset Dispositions. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions. The Company must report annually to the Trustee on compliance with the covenants in the Indenture.

14.	Successor Corporation.

Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another Person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

15.	Defaults and Remedies.

If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

16.	Trustee Dealings with Company.

The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.	No Recourse Against Others.

No director, officer, employee or stockholder, as such, of the Company or any of its Subsidiaries shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

19.	Abbreviations.

Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Governing Law.

The laws of the State of New York shall govern the Indenture and this Security and the Guarantee without regard to principles of conflicts of law.

The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

SENIOR GUARANTEE

The Guarantor(s) (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[GUARANTORS]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                         , agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company, state the amount: $

Dated:	Your signature:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or of another Global Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal of this Global Security	Amount of Increase in Principal of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of Authorized Officer of Trustee or Security Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

AEP INDUSTRIES INC.

125 Phillips Avenue

South Hackensack, NJ 07606

Attention:

[Name and Address of Registrar]

Re:	8 1/4% Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of April 18, 2011 (the “Indenture”), between AEP Industries Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                          (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount at maturity of $         in such Security[ies] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States and other jurisdictions. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

☐ 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Security, or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (v) if the Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Security, such beneficial interest will be held immediately after the Transfer through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

☐ 3. Check and complete if Transferee will take delivery of a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States and other jurisdictions, and accordingly the Transferor hereby further certifies that (check one):

☐ (a) such Transfer is being effected to the Company or a subsidiary thereof; or

☐ (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Securities and in the Indenture and the Securities Act.

☐ 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

☐ (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and other jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

☐ (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and other jurisdictions and, in the case of a transfer from a Restricted Global Security or a Restricted Definitive Security, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

☐ (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any State of the United States and other jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Security (CUSIP ); or

	(ii)	Regulation S Global Security (CUSIP ); or

☐	(b)	a Restricted Definitive Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Security (CUSIP ); or

	(ii)	Regulation S Global Security (CUSIP ); or

	(iii)	Unrestricted Global Security (CUSIP ); or

☐	(b)	a Restricted Definitive Security; or

☐	(c)	an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

AEP INDUSTRIES INC.

125 Phillips Avenue

South Hackensack, NJ 07606

Attention:

[Name and Address of Registrar]

Re:	8 1/4% Senior Notes due 2019

(CUSIP             )

Reference is hereby made to the Indenture, dated as of April 18, 2011 (the “Indenture”), between AEP Industries Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                          (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount at maturity of $         in such Security[ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable securities laws of any state of the United States and other jurisdictions.

☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable securities laws of any state of the United States and other jurisdictions.

☐ (c) Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable securities laws of any state of the United States and other jurisdictions.

☐ (d) Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable securities laws of any state of the United States and other jurisdictions.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

☐ (b) Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] :

☐	144A Global Security;

☐	Regulation S Global Security;

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable securities laws of any state of the United States and other jurisdictions. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

In connection with our proposed purchase of $         aggregate principal amount of:

(a)	☐	beneficial interest in a Global Security, or

(b)	☐	a Definitive Security,

we confirm that:

1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

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5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]

By:
Name:
Title:

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